Exhibit 10.3
INDEMNIFICATION AGREEMENT
     This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of ____________ (the “Effective Date”), by and between Campus Crest Communities, Inc., a Maryland corporation (the “Company”), and ____________ (the “Indemnitee”).
     WHEREAS, the Indemnitee currently serves as a ____________ of the Company and may, in connection therewith, be subjected to claims, suits or proceedings arising from such service; and
     WHEREAS, as an inducement to the Indemnitee to continue to serve as such ____________, the Company has agreed to indemnify and to advance expenses and costs incurred by the Indemnitee in connection with any such claims, suits or proceedings, to the maximum extent permitted by law as hereinafter provided; and
     WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of expenses;
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
     Section 1. Definitions. For purposes of this Agreement:
          (a) “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of all the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors of the Company (the “Board of Directors”) in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 1, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

          (b) “Corporate Status” means the status of a person who is or was a director or officer of the Company and the status of a person who, while a director of the Company, is or was serving at the request of the Company as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise.
          (c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by the Indemnitee.
          (d) “Expenses” means all expenses, including, but not limited to, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.
          (e) “Independent Counsel” means a law firm, or a member of a law firm, selected by the Indemnitee and reasonably acceptable to the Company, that is experienced in matters of business law and that neither is, nor in the past two years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement or of other indemnitees of the Company under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder.
          (f) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (including on appeal), except one initiated by an Indemnitee pursuant to Section 9.
     Section 2. Indemnification — General. The Company shall indemnify, and advance Expenses to, the Indemnitee (a) as provided in this Agreement and (b) otherwise to the maximum extent permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Maryland law as in effect on the Effective Date. The rights of the Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418 (g) of the Maryland General Corporation Law (“MGCL”).
     Section 3. Proceedings Other Than Derivative Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his or her Corporate Status, he or she is, or is threatened to be, made a party to any threatened, pending, or completed Proceeding, other than a derivative Proceeding by or in the right of the Company (or, if applicable, such other enterprise at which the Indemnitee is or was serving at the request of the Company). Pursuant to this Section 3, the Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses incurred by him or her, or on his or her behalf, in connection with a Proceeding by reason of the Indemnitee’s Corporate Status unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) with respect to any criminal Proceeding, the Indemnitee had reasonable cause to believe that his conduct was unlawful.
     Section 4. Derivative Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his or her Corporate Status, he or she is, or is threatened to be, made a party to any threatened, pending or completed derivative Proceeding brought by or in the right of the Company (or, if applicable, such other enterprise at which Indemnitee is or was serving at the request of the Company) to procure a judgment in its favor. Pursuant to this Section 4, the Indemnitee shall be indemnified against all amounts paid in settlement and all Expenses incurred by him or her, or on his or her behalf, in connection with such Proceeding unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to such a Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (ii) the Indemnitee actually received an improper personal benefit in money, property or services.
     Section 5. Indemnification for Expenses of a Party Who is Partly Successful. Without limiting Section 3 and Section 4, if the Indemnitee is not wholly successful in any Proceeding covered by this Agreement, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee under this Section 5 for all Expenses incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     Section 6. Advance of Expenses. The Company shall advance or reimburse all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding to which the Indemnitee is, or is threatened to be, made a party or a witness, within twenty (20) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of the Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to the Indemnitee relating to claims, issues or matters in the Proceeding as to which a court of competent jurisdiction determines the Indemnitee is not entitled to indemnification. To the extent that Expenses advanced to the Indemnitee do not relate to a specific claim, issue or matter in the

Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 6 shall be an unlimited general obligation by or on behalf of the Indemnitee and shall be accepted without reference to the Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.
     Section 7. Procedure for Determination of Entitlement to Indemnification.
          (a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.
          (b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or (ii) if a Change of Control shall not have occurred or if after a Change of Control the Indemnitee shall so request, (A) by the Board of Directors (or a duly authorized committee thereof) by a majority vote of a quorum consisting of Disinterested Directors (as herein defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company; and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within twenty (20) days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.
Any Expenses incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold the Indemnitee harmless therefrom.
          (c) The Company shall pay the fees and expenses of Independent Counsel, if one is appointed pursuant to this Section 7.
     Section 8. Presumptions and Effect of Certain Proceedings.
          (a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.
          (b) The termination of any Proceeding by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that the Indemnitee did not meet the requisite standard of conduct described herein for indemnification.
     Section 9. Remedies of Indemnitee.
          (a) If (i) a determination is made pursuant to Section 7 that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 6, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(b) within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 within twenty (20) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within twenty (20) days after a determination has been made that the Indemnitee is entitled to indemnification, the Indemnitee shall (A) unless the Company demands arbitration as provided by Section 16, be entitled to an adjudication in an appropriate court of the State of Maryland or in any other court of competent jurisdiction or (B) be entitled to seek an award in arbitration as provided by Section 16, in each case of his entitlement to such indemnification or advance of Expenses.
          (b) In any judicial proceeding or arbitration commenced pursuant to this Section 9, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be.
          (c) If a determination shall have been made pursuant to Section 7(b) that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification.
          (d) In the event that the Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration as provided by Section 16 to enforce his rights under, or to recover damages for breach of, this Agreement by the Company, the Indemnitee shall be entitled to recover in full from the Company, and shall be indemnified in full by the Company for, any and all Expenses incurred by him in such judicial adjudication or arbitration if it is determined that the Indemnitee is entitled to enforce any of his rights under, or to recover any damages for breach of, this Agreement by the Company.
     Section 10. Defense of the Underlying Proceeding.
          (a) The Indemnitee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from the right, or otherwise affect in any manner any right of the Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.
          (b) Subject to the provisions of the last sentence of this Section 10(b) and of Section 10(c) below, the Company shall have the right to defend the Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify the Indemnitee of any such decision to defend within fifteen (15) calendar days following receipt of notice of any such Proceeding under Section 10(a) above, and the counsel selected by the Company shall be reasonably satisfactory to the Indemnitee. The Company shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of the Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of the Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to the Indemnitee. This Section 10(b) shall not apply to a Proceeding brought by the Indemnitee under Section 9 above or Section 15.
          (c) Notwithstanding the provisions of Section 10(b), if in a Proceeding to which the Indemnitee is a party by reason of the Indemnitee’s Corporate Status, (i) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between the Indemnitee and the Company, or (iii) the Company fails to assume the defense of such Proceeding in a timely manner, the Indemnitee shall be entitled to be represented by separate legal counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Indemnitee shall have the right to retain counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company (subject to Section 9(d)), to represent the Indemnitee in connection with any such matter.
     Section 11. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing liability insurance for any of its directors or officers, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer during the Indemnitee’s tenure as a director or officer and, following a termination of the Indemnitee’s service in connection with a Change in Control, for a period of six years thereafter.

     Section 12. Non-Exclusivity; Survival of Rights; Subrogation.
          (a) The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Charter (as the same may be amended from time to time, the “Charter”) or Bylaws of the Company (as the same may be amended from time to time, the “Bylaws”), any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal.
          (b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
          (c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
     Section 13. Binding Effect.
          (a) The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director or officer of the Company or of any other corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the written request of the Company, and shall inure to the benefit of the Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
          (b) Any successor of the Company (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company shall be automatically deemed to have assumed and agreed to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, provided that no such assumption shall relieve the Company of its obligations hereunder. To the extent required by applicable law to give effect to the foregoing sentence and to the extent requested by the Indemnitee, the Company shall require and cause any such successor to expressly assume and agree to perform this Agreement by written agreement in form and substance satisfactory to the Indemnitee.
     Section 14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     Section 15. Limitation and Exception to Right of Indemnification or Advance of Expenses. Notwithstanding any other provision of this Agreement, (a) any indemnification or advance of Expenses to which the Indemnitee is otherwise entitled under the terms of this Agreement shall be made only to the extent such indemnification or advance of Expenses does not conflict with applicable Maryland law and (b) the Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by the Indemnitee, unless (i) the Proceeding is brought to enforce indemnification under this Agreement, the Charter, the Bylaws, liability insurance policy or policies, if any, or otherwise or (ii) the Charter, the Bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provides otherwise.
     Section 16. Arbitration.
          (a) Any disputes, claims or controversies between the parties (i) regarding the Indemnitee’s entitlement to indemnification or advance of Expenses hereunder or otherwise arising out of or relating to this Agreement, or (ii) brought by or on behalf of any stockholder of the Company (which, for purposes of this Section 16, shall mean any stockholder of record or any beneficial owner of shares of the Company, or any former stockholder of record or beneficial owner of shares of the Company), either on his or her own behalf, on behalf of the Company or on behalf of any series or class of shares of the Company or stockholders of the Company against the Company or any director, officer, agent or employee of the Company, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, the Charter or the Bylaws (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes, shall on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) then in effect, except as modified herein. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against directors or officers of the Company and class actions by the Indemnitee in his or her capacity as a stockholder against those individuals or entities and the Company.
          (b) There shall be three arbitrators. If there are (i) only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt by respondent of a copy of the demand for arbitration and (ii) more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator. The two party-nominated arbitrators shall jointly nominate the third and presiding arbitrator within 15 days of the nomination of the second arbitrator. If any arbitrator has not been nominated within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause. For the avoidance of doubt, the arbitrators appointed by the parties to such Dispute may be affiliates or interested persons of such parties but the third arbitrator elected by the party arbitrators or by the AAA shall be unaffiliated with either party.
          (c) The place of arbitration shall be Charlotte, North Carolina unless otherwise agreed by the parties.
          (d) There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.
          (e) In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Maryland. Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. The Award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based.
          (f) Except to the extent expressly provided by this Agreement (including Section 5 and Section 9(d)) or as otherwise agreed between the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case by the Indemnitee as a stockholder of the Company, award any portion of the Company’s award to the claimant or the claimant’s attorneys.
          (g) The Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon the Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.
          (h) Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset. The party against which the Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Award or such other date as the Award may provide.
          (i) This Section 16 is intended to benefit and be enforceable by the directors, officers, agents and employees of the Company and shall be binding on the stockholders of the Company and the Company, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

     Section 17. Period of Limitations. To the fullest extent permitted by law, no legal action shall be brought, and no cause of action shall be asserted, by or on behalf of the Company or any controlled affiliate of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its controlled affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
     Section 18. Reports to Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, the Indemnitee under this Agreement arising out of a derivative Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.
     Section 19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.
     Section 20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
     Section 21. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     Section 22. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses to the parties hereto:
          (a) If to the Indemnitee, to: The address set forth on the signature page hereto.
          (b) If to the Company to:
Campus Crest Communities, Inc.
2100 Rexford Road, Suite 414
Charlotte, North Carolina 28211
Attn: Secretary
or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

     Section 23. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:	CAMPUS CREST COMMUNITIES, INC.

By

Name:
Title:

WITNESS:	INDEMNITEE

Name:
Title:

EXHIBIT A
FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED
Campus Crest Communities, Inc.
Re: Undertaking to Repay Expenses Advanced
Ladies and Gentlemen:
     This undertaking is being provided pursuant to that certain Indemnification Agreement dated ____________, 2010, by and between Campus Crest Communities, Inc. (the “Company”) and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of expenses in connection with [Description of Proceeding] (the “Proceeding”).
     Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
     I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm that at all times, insofar as I was involved as [a director] [an officer] of the Company, in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.
     In consideration of the advance of Expenses by the Company for reasonable attorneys’ fees and related expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 5 of the Indemnification Agreement. To the extent that Advanced Expenses do not relate to a specific claim, issue or matter in the Proceeding, I agree that such Expenses shall be allocated on a reasonable and proportionate basis.
     IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ______ day of ____________, 20___.

WITNESS:

(SEAL)